UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 5, 2019

Entergy Mississippi, LLC
(Exact name of registrant as specified in its charter)

Texas	1-31508	83-1950019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 East Pearl Street, Jackson, MS		39201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(601) 368-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class            Symbol(s)    Name of each exchange on which registered

Mortgage Bonds, 4.90% Series    EMP        New York Stock Exchange LLC
due October 2066

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.

On May 30, 2019, Entergy Mississippi, LLC (the “Company”) entered into an Underwriting Agreement for the sale of $300,000,000 aggregate principal amount of its First Mortgage Bonds, 3.85% Series due June 1, 2049 (the “Bonds”). The sale of the Bonds closed on June 5, 2019. The Bonds were registered under the Securities Act of 1933, as amended, by means of the Company’s Post-Effective Amendment No. 4 to Registration Statement on Form S-3 (No. 333-213335-02), which post-effective amendment, as an amendment to an automatic shelf registration statement, became effective upon such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.
4.46	Supplemental Indenture establishing the terms of the Bonds.
5.14	Opinion of Morgan, Lewis & Bockius LLP with respect to the Bonds.
5.15	Opinion of Duggins Wren Mann & Romero, LLP with respect to the Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Mississippi, LLC
(Registrant)
Date: June 5, 2019
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer